UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As set forth in Item 5.03 below, we have created a new series of preferred stock, the Series B Preferred Stock. Pursuant to the terms of the Series B Preferred Stock, with respect to dividends and liquidation rights, the Series B Preferred Stock will rank senior to our common stock and Series A Preferred Stock. These preferences are set forth in the amendment to our Articles of Incorporation which sets forth the terms of the Series B Preferred Stock, a copy of which is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On May 14, 2014, Midwest Holding Inc. (the “Company”) created a new series of preferred stock entitled “Series B Preferred Stock” which became effective by filing an amendment to its Articles of Incorporation with the Nebraska Secretary of State.

Description of Series B Preferred Stock

This section describes the general terms and provisions of the Series B Preferred Stock (the “Series B Preferred Stock.”) Our Series B Preferred Stock has the rights and preferences summarized below. However, we have attached as an Exhibit 3.1 to this report the amendment to our Articles of Incorporation which sets forth the terms of the Series B Preferred Stock, which provides greater detail. You should carefully read the amendment in its entirety. Although we believe this summary covers the material terms and provisions of the Series B Preferred Stock as contained in the amendment, it may not contain all of the information that is important to investors.

Designation and Number. A series of preferred stock, designated the “Series B Preferred Stock”, has been established. The number of authorized shares of Series B Preferred Stock is 1,000,000.

Rank. The Series B Preferred Stock will, with respect to dividend rights, rank: (i) senior to the Voting Common Stock and Non-Voting Common Stock (together, the “Common Stock”), and the Series A Preferred Stock of the Company; (ii) on a parity with all classes or series of other preferred stock issued by the Company, the terms of which specifically provide that such shares (a) rank on a parity with the Series B Preferred Stock with respect to dividend rights or (b) do not include any provisions designating the rank with respect to dividends of such preferred stock; and (iii) junior to all classes or series of Preferred Stock, the terms of which specifically provide that such shares rank senior to the Series B Preferred Stock with respect to dividend rights. The Series B Preferred Stock will, with respect to rights upon liquidation, dissolution or winding up of the Company, rank: (i) prior or senior to the Common Stock and the Series A Preferred Stock; (ii) prior or senior to all classes or series of Preferred Stock issued by the Company, the terms of which specifically provide that such shares rank junior to the Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Company (“Junior Preferred Stock”); (iii) on a parity with all classes or series of Preferred Stock, the terms of which specifically provide that such shares (a) rank on a parity with the Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Company, or (b) do not include any provisions designating the rank under this clause (iii) with respect to such preferred stock (“Parity Preferred Stock”); (iv) junior to all classes or series of Preferred Stock, the terms of which specifically provide that such shares rank senior to the Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up of the Company (“Senior Preferred Stock”); and (v) junior to all existing and future indebtedness of the Company.

Dividends - Rate. Holders of Series B Preferred Stock shall receive, on each share of issued and outstanding Series B Preferred Stock, to the extent funds are legally available for the payment of dividends under Nebraska law except insofar as said dividends are paid in voting common stock, dividends with respect to each Dividend Period at a per annum rate of 7% per Series B share of the Series B Liquidation Preference, without any adjustment for stock dividends of Series B Preferred Stock or with respect to combinations or stock splits of the Series B Preferred Stock. Such dividends shall be non-cumulative and shall be payable in cash, by delivery of shares of Voting Common Stock or through any combination of cash and shares of Voting Common Stock, as determined by the Company; provided, however, that insofar as funds are not legally available for dividends to be paid in cash as they come to be due and payable, they shall be paid by issuing Voting Common Stock. Such dividends shall begin to accrue from May 1, 2014 as long as such shares shall be fully paid for by purchasers thereon, and shall be payable in arrears semiannually on each March 30th and September 30th (each, a “Dividend Payment Date”), commencing on December 31, 2014.

Dividends – Priority. So long as any share of Series B Preferred Stock remains outstanding, no dividend shall be declared or paid on the Common Stock, the Series A Preferred Stock or any other shares of Junior Preferred Stock, and no Common Stock or Junior Preferred Stock, including shares of the Series A Preferred Stock, shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly.

Voting Rights. Except as required by law, Series B Preferred Stock shall be non-voting stock and the holder of each share of Series B Preferred Stock shall not be entitled to notice of any shareholders’ meeting nor to a vote on any corporate matter requiring a shareholder vote

Liquidation Preference. Subject to the liquidation preference of any Senior Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series B Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution a liquidation preference equal to the Series B Liquidation Preference, as defined below, before any distribution of assets is made to holders of Common Stock or any other class or series of Junior Preferred Stock, including, without limitation, the Series A Preferred Stock. The Company will promptly provide to the holders of Series B Preferred Stock written notice of any event triggering the right to receive such Series B Liquidation Preference. After payment of the full amount of the Series B Liquidation Preference, plus any accrued and unpaid dividends to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company. “Series B Liquidation Preference” shall mean an amount equal to Six Dollars ($6.00) per share of Series B Preferred Stock.

Redemption. The Series B Preferred Stock shall not be redeemable at the option of the Company.

Conversion. Each one share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the third anniversary of May 1, 2014, at the principal executive office of the Company or any transfer agent for the Series B Preferred Stock, into two shares of fully paid and non-assessable Voting Common Stock.

Each one share of Series B Preferred Stock shall be convertible, at the option of the Company, at any time after the third anniversary of May 1, 2014, upon notice in writing from the Company, into two shares of fully paid and non-assessable Voting Common Stock.

Each one share of Series B Preferred Stock shall automatically be converted into two shares of fully paid and non-assessable Voting Common Stock immediately upon the consummation of an initial public offering and specifically upon the Company’s sale of its Voting Common Stock in a firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: May 15, 2014	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Midwest Holding Inc.